TANNER

BUSINESS ADVISORS AND
CERTIFIED PUBLIC ACCOUNTANTS

Member of Allinial GLOBAL

Tanner LLC
Key Bank Tower at City Creek
36 South State Street, Suite 600
Salt Lake City, Utah 84111-1400
Telephone 801.532.7444
Fax 801.532.4911
www.tannerco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dynatronics Corporation of our report dated March 30, 2017, with respect to the financial statements of Hausmann Industries, Inc. as of December 31, 2016 and 2015 and for the years then ended, and to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3.

Tanner LLC

Salt Lake City, Utah
April 14, 2017